Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21483, 33-65255, 333-00949, 333-03983, 333-82751, 333-37262, 333-88510, 333-116250 and 333-70856) of Terex Corporation of our report dated May 15, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Terex Corporation’s Form 10-K for the year ended December 31, 2005.

PricewaterhouseCoopers LLP

Stamford, Connecticut

May 30, 2006